Exhibit 23.1(a)


                          INDEPENDENT AUDITOR'S CONSENT

I consent to the use in this registration statement of IPORUSSIA, Inc. on Form SB-2 of my report dated November 25, 2002 appearing in the prospectus, which is part of this registration statement, and to all references to me included in this registration statement.

Aaron Stein, CPA
Woodmere, New York
December 16, 2002